Form C

Cover Page

Name of issuer:

DOUGHP, LLC.

Legal status of issuer:

Form: Limited Liability Company
Jurisdiction of Incorporation/Organization: CA
Date of organization: 6/2/2017

Physical address of issuer:

Pier 39
San Francisco CA 94133

Website of issuer:

http://www.doughpsf.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☑ Debt
☐ Other

If Other, describe the security offered:

Target number of securities to be offered:

50,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$500,000.00

Deadline to reach the target offering amount:

1/30/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

4

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$125,947.00	$0.00
Cash & Cash Equivalents:	$56,600.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$9,281.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$153,513.00	$0.00
Cost of Goods Sold:	$25,439.00	$9.00
Taxes Paid:	$0.00	$0.00
Net Income:	$17,993.00	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

DOUGHP, LLC.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Kelsey Witherow	CEO	DOUGHP, LLC	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Chris Ciszewski	Business Development	2018
Cahner Olson	Catering Manager & Executive Assistant	2018
Cole Mayer	VP Operations	2018
Kelsey Witherow	President	2017
Kelsey Witherow	CEO	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and any person that routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Kelsey Witherow	93.33 Class A units	100.0

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control — as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. ***Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.***

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> We hope to continue using a non-profit co-packer in each new city to produce our dough. There are risks with ramping up a new co-packer and training them fully on our recipes. For this reason, there is inherent product quality risk in expanding operations to new cities/states
>
> Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.
>
> There is competition in the cookie dough space. We've think we have a memorable brand, an amazing product, and a stellar team; but we're in a fight for market share / brand recognition amongst competing brands. If we don't move quickly enough, we risk allowing other brands to stake claim in these areas.
>
> The cookie dough trend is taking off. There's no guarantee how long the craze will last. We are hoping to capitalize on it quickly, and hope the nostalgia has a longer lasting value-add than the cupcake craze or froyo trends.
>
> While we've had success selling cookie dough in San Francisco, we cannot guarantee that same success in the new markets that we hope to launch into - namely L.A. and Las Vegas. If those markets do not purchase our product the way we expect them to we may have difficulty maintaining our operations there.
>
> Our SF general manager, Cole Mayer, is part-time. We hope to move him to full time after investment and/or find another full-time GM for SF while we expand, but in the meantime his affect on the business may be less positive than if he were full-time.
>
> The Company has entered into two revenue sharing agreements with Off the Grid: Fort Mason Center and AT&T Park. Those agreements may impact the Company's overall revenues and distributions to investors.

The Company is an early stage company with a limited operating history and limited history of revenues to evaluate seasonality and revenue trends.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds: $47,500 for inventory to fill purchase orders for distribution in grocery stores nationwide

$2,500 for the Wefunder cash fee.

If we raise: **$250,000**

Use of Proceeds: $237,500 to open a 24/7 Cookie Dough Bar on the Las Vegas Strip - equipped with milk on tap & milk shots with every dough scoop

$12,500 for the Wefunder cash fee

If we raise: **$500,000**

Use of Proceeds: $475,000 to acquire storefronts on the Las Vegas Strip AND on LA's Universal City Walk (or similar tourist location), and pay for three full-time employees

$25,000 for the Wefunder cash fee.

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. **The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.**

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

The company is issuing promissory notes to investors. The principal amount of each note is the amount invested by the investor. The company will use 6% of its gross revenues to pay back principle on the notes. Each note will be paid back based on its pro rata share of all notes issued in this offering. The company will make interest payments to the investor quarterly. The company may prepay principal and interest at any time. The company will continue payments until investors have received 1.5x their principle investment (the repayment amount), provided however that at any time the company may defer up to 1 such payments upon notice to the Lender.

Investors who fund the first $50,000 of the fundraise will receive 2x their principal (the "early bird" term).

Upon the occurrence of an event of default (as defined in each note), all unpaid principal, accrued interest and other amounts owing will automatically be immediately due, payable and collectible by the company pursuant to applicable law.

The notes do not provide investors with any voting rights in the company.

See exact security attached as Appendix B, Investor Contracts.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of this instrument (other than the Repayment Amount) may be amended, waived or modified as follows: upon the written consent of the Borrower the holders of a majority in principal of the Repayment Amounts of all Notes.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Class B Units	6.67	6.67	No
Class A Units	93.33	93.33	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

Class B Units do not have voting rights.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights in the company, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering). These decisions could affect gross revenues and diminish payments made to Investors.

Based on the risk that the company may never realize revenues or face a Default Event, the Investor may never see any returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the unitholders** may make decisions with which the Investor disagrees, or that negatively affect the gross revenues of the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the unitholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The unitholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The unitholders have the right to redeem their securities at any time. **Unitholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be negatively affected.
Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The value of the promissory notes will be determined by the Company's senior management in accordance with U.S. generally accepted accounting principles. For example, the notes may be valued based on principal plus anticipated interest payments over the course of the term of the note.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its management, and the Investor will have no independent right to name or remove an officer or member of the management of the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from unitholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company. If the Management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

None

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
11/2017	Section 4(a)(2)	Class B Units	$100,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

We took cookie dough to another level. It's not only heavenly, but safe to eat – we ditch the eggs and heat-treat the flour so your spoon (or face) can dive right in. We wholesale, cater, and sell directly to consumers at our two shops styled like ice cream parlor. Walk in with questions, leave with a scoop of delicious cookie dough in a waffle cone. We launched last April, have been profitable every month except one, and have sold $618K+ worth of cookie dough to date. Now that's doughp.

Like cupcakes before us, edible cookie dough is prime to take off in storefronts and retail across the country. It's a nostalgic dessert that hasn't yet been made for the mass market. As the first cookie dough company in San Francisco, we have a first-mover advantage on the West Coast and are planning to expand to LA and Vegas later this year. S.F. is in love with our cookie dough, and now it's time to spread that love to the rest of the country.

Milestones

DOUGHP, LLC. was incorporated in the State of California in June 2017.

Since then, we have:

- $618K+ in revenue to date with a 31% net income ratio in just 14 months of business.
- 3,000 new customers every month in our Pier 39 storefront, plus hundreds a day in our new AT&T Park kiosk.
- Catering and wholesale agreements account for 20% - 25% of our total sales.
- First to bring cookie dough to San Francisco, with expansion plans in place for both Las Vegas and Los Angeles.
- We partner with The Bread Project, a non-profit that supports low-income individuals in the Bay Area, to make all of our cookie dough.
- Members of 1% for The Planet (donating 1% of sales to environmental non-profits).

Historical Results of Operations

Our company was organized in June 2017 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $153,513. Our gross margin was 83.43%.
- *Assets.* As of December 31, 2017, the Company had total assets of $125,947, including $56,600 in cash.
- *Net Income.* The Company has had net income of $17,993 for 2017.
- *Liabilities.* The Company's liabilities totaled $9,281 for 2017.

Liquidity & Capital Resources

To-date, the company has been financed with $100,000 in equity.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 1 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

DOUGHP, LLC. cash in hand is $101,692.43, as of May 2018. Over the last three months, revenues have averaged $80,666/month, cost of goods sold has averaged $8,760/month, and operational expenses have averaged $39,000/month, for an average net margin of $32,906 per month. We are currently profitable.

We've had no material changes in our finances since July '18. We've been profitable with a 30% Net Income Ratio over 1st year in business ($500k in revenues).

We're currently experiencing our first summer on PIER 39. Although we cannot guarantee it, we expect to pull in close to 2x our monthly revenues compared to the spring on the PIER, potentially upwards of $150k/month from that storefront alone. During that time we expect expenses to remain relatively constant, although they will rise slightly as we purchase more product.

It'll cost about $500,000 total to open our Las Vegas storefront and go into grocery / retail.

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

- i. at the time of the filing of this offering statement bars the person from:
  - A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
  - B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
  - C. engaging in savings association or credit union activities? ☐ Yes ☑ No
- ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

- i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
- ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
- iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

- i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
- ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include: (a) a description of the material content of such information; (b) a description of the format in which such disclosure is presented; and (c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

https://www.doughpsf.com//invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- Doughp Rev Share
- Doughp Early Bird Rev Share

Appendix C: Financial Statements

- Financials 1

Appendix D: Director & Officer Work History

- Cahner Olson
- Chris Ciszewski
- Cole Mayer
- Kelsey Witherow

Appendix E: Supporting Documents

- Doughp_LLC_Amended_and_Restated_Operating_Agreement.pdf

INVEST IN DOUGHP

min. target met

$0

raised of $0 max target from 0 investors

Elevating dessert with next-level edible cookie dough

We took cookie dough to another level. It's not only heavenly, but safe to eat – we ditch the eggs and heat-treat the flour so your spoon (or face) can dive right in. We wholesale, cater, and sell directly to consumers at our two shops styled like ice cream parlors. Walk in with questions, leave with a scoop of delicious cookie dough in a waffle cone. We launched last April, have been profitable every month except one, and have sold $730K+ worth of cookie dough to date. Now that's DOUGHP.



Kelsey Witherow
Founder
Started DOUGHP during a sabbatical after 10 years at Intel.

The Story of DOUGHP



Why you may want to invest

1. $735K+ in revenue to date with a 27% net income ratio in just 14 months of business.
2. 10,000 new customers every month in our Pier 39 storefront, plus thousands each month in our new AT&T Park kiosk.
3. Filing more than $70k per month with 86% direct margins.
4. Catering and wholesale agreements account for ~25% of our total sales.
5. First to bring cookie dough to San Francisco, with expansion plans in place for Las Vegas and Los Angeles.
6. We use a non-profit kitchen, The Bread Project, to mix our cookie dough; creating opportunity for low-income individuals.

$ 100 min

Invest

REMIND ME (0)

What you are investing in

Revenue Share

6% of revenues

~~1.5X~~ 2.0X payback multiple

2X REVENUE SHARING

Investors who fund the first $50,000 of this fundraise will receive 100% of their principal and an additional 100% on top.

Secured revenue share

The company will pay investors 6% of revenues each quarter until 100% of your principal is returned plus 50% on top.

Earning a return

Learn more about revenue shares

Investor perks

$500+
Get cookie dough to your door! You'll receive a custom code for 20% off online orders - for life!

$1,000+
Join our flavor research team - help DOUGHP come up with the latest cookie dough flavors on a monthly Google Hangout with our founder, Kelsey!

$10,000+
Design & name your own cookie dough flavor to go up for sale in our PIER 39 storefront for one month. What's really DOUGHP though? All proceeds will be donated to a non-profit of your choosing.

7 Members of 1% for The Planet (1% of sales to environmental non-profits).

8 Given the founder's personal struggles, DOUGHP is raising awareness around addiction & mental health with a DOUGHP For Hope road trip taking place this Fall.

Our Ambition

Like cupcakes before us, edible cookie dough is prime to take off in storefronts and retail across the country. It's a nostalgic dessert that hasn't yet been made for the mass market. As the first cookie dough company in San Francisco, we have a first-mover advantage on the West Coast and are planning to expand to LA and Vegas later this year. SF is in love with our cookie dough, and now it's time to spread that love to the rest of the country.

https://doughpsf.com

$20,000+

Receive a complimentary private DOUGHP catering party for up to 500 guests anywhere in Northern California!

see less

social impact | cafe | main street | food

Why I Like DOUGHP

The first time I heard Kelsey introduce DOUGHP as a Food Funded finalist, I was hooked! Her boundless energy and strong entrepreneurial drive are nicely complimented by her desire to inspire others with her journey and her partnership with local non-profits. With a solid business model and strong potential for multiple revenue streams, I believe her future will be very sweet. Move over cupcakes, it's time for DOUGHP!



Kerry Lange

INVESTOR IN DOUGHP

THE BUZZ ABOUT DOUGHP

DOUGHP has blown me away from the beginning. Owner Kelsey has built an incredible brand from the ground-up and has seen huge success in just over a year in business. DOUGHP's brand is trustworthy, nostalgic and fun. The brand's success can be easily measured from their rapidly growing fan base. The food is delicious and VERY addictive. With the recent addition of their new SF Pier 39 storefront, it's a no-brainer stop on anyone's SF to-do list. I highly recommend DOUGHP to cater your next event; perfect for everything from parties to weddings to store openings.

Lauren Hampton

LOCA Plant-Based Cheese Dip

If you're into dangerous sweets like raw cookie dough, fear not, DOUGHP is here to satisfy your cravings... Delicious from the first bite, demand for DOUGHP is growing fast: Witherow is now mixing close to 300 pounds of dough per week for wholesale orders to local ice cream shops as well as for her own space.



Sarah Chorey

Writer for 7x7

If the taste of raw cookie dough sends you into childhood nostalgia land, then you must plan a stop at DOUGHP (pronounced "dope"), San Francisco's new cookie dough hot spot. Dishing out safe-to-eat cookie dough that you can nosh from a cone or cook at home, DOUGHP is everything your childhood self could dream of.



Kate Loweth

Writer for Red Tricycle

Pronounced like "dope," because it is, this San Francisco cookie dough shop opened to enticed crowds who created very long lines. With creative dough varieties like lavender oatmeal, and cranberry rose, this spot ups the dough game by mixing innovation and taste.



Nora Kistler
Writer for Up Out

Finally, I tried DOUGHP for the first time. The company describes their product as "legit cookie dough," and they could not be more accurate. The consistency of the samples reminded me more of an exceptionally gooey, par-baked cookie rather than unbaked dough. The difference in quality between DOUGHP and—for instance—premade Pillsbury dough was much more drastic than I expected. DOUGHP is batting .900 in the major leagues, while Pillsbury struggles to make it out of the minors.



Ethan Beberness
Writer for The Santa Clara

DOUGHP has generated considerable interest from wanna-be investors, and for good reason. The branding exudes fresh and edgy enthusiasm that mirrors the founder. DOUGHP has gone from a food cart to premier locations, all while turning a profit in the first year and continuing profitability in year two. The founder thinks big and has a top team of employees and an advisory board with a proven track record to back her up. This will be a brand to watch!



Diana Halenz
CEO, Deep Dive Financial

Consumers want indulgent foods that give them moments of joy in a stressful world, clean ingredients, and brands with a good story and social mission. With a nostalgic product, only seven ingredients, and advocacy around addiction and mental health, DOUGHP checks every box. As a business with both food service and CPG potential, DOUGHP can deliver these three trends at multiple points along a consumer's journey. That is a recipe for success.

Ryan Pintado-Vertner,
12-year CPG veteran

UBER eats

How one woman's sobriety led to this edible cookie dough shop

In this episode of What The World Eats, we head to edible cookie dough shop Doughp in San Francisco, which was born as an antidote to its owner's battles with alcohol.
July 26, 2018 @ ubereats.com

The Santa Clara

Ghiradelli Chocolate Festival is Worth Drooling Over

Over the Sept. 9-10 week- end, Ghirardelli Chocolate Company put on their annual Ghirardelli Chocolate Festival in San Francisco. The festival works with the Project Open Hand, a local San Francisco organization, to raise funds to prepare "2,500
July 1, 2018 @ thesantaclara.org

Hoodline

'Doughp' To Open Cookie-Dough Kiosk At The Myriad In September | Hoodline

Cookie-dough kiosk Doughp-pronounced "dope"-is opening its first brick-and-mortar location in The Myriad food hall at 2175 Market St. between Church and Sanchez streets. The new spot will debut in September. At Doughp, patrons can get cookie
July 1, 2018 @ hoodline.com

DOUGHP Brings Edible and Bake-able Cookie Dough to San Francisco

DOUGHP, a store specializing in edible cookie dough, has officially opened its doors in Pier 39 at the Fisherman's Wharf in San Francisco. The nostalgia of licking cookie dough off mixing spoons and the growing trend of edible cookie dough got to our
February 19, 2018 @ spoonuniversity.com

abc NEWS

Cookie dough you can safely eat

It tempted us as kids. It tempts us as adults. Mom always warned us not to eat the cookie dough. But she never went to DOUGHP. That's a San Francisco eatery that serves us scoops of real cookie dough.Not ice cream cookie dough, but a full serving
February 16, 2018 @ abc7news.com

Cookie Dough Kiosk Opens in San Francisco and It's Totally DOUGHP

If the taste of raw cookie dough sends you into childhood nostalgia land, then you must plan a stop at DOUGHP (pronounced "dope"), San Francisco's new cookie dough hot spot. Dishing out safe-to-eat cookie dough that you can nosh from a cone

October 26, 2017 @ redtri.com

At Doughp, Cookie Dough Is the New Ice Cream

If you're into dangerous sweets like raw cookie dough, fear not, Doughp is here to satisfy your cravings.Hard-core sugar addicts will already be familiar with Doughp (pronounced "dope"), a purveyor of cookie dough that's been serving up eggless

September 18, 2017 @ 7x7.com

First Look: DOUGHP's Safe Cookie Dough Opens in SF's Castro

DOUGHP's new permanent location is in airy Castro food hall The Myriad. On opening night, a line of twenty-somethings (I counted one child, who excitedly devoured a cone of Witherow's "Eminem" flavor) stretched down Market Street as confused

September 15, 2017 @ kqed.org

First Look: DOUGHP's Safe Cookie Dough Opens in SF's Castro " Opus Broadcast Systems

I'm not trying to just go in one direction, it really is just-I don't know, it would feel disingenuous to change the way I've been doing anything because it ...

September 15, 2017 @ opusradio.com

Let's talk about Doughp, San Francisco's new cookie dough kiosk

In less than a week, San Francisco's only hip hop-influenced cookie dough kiosk Doughp (pronounced "dope") will open its first brick and mortar location in the Castro's Myriad food hall.

September 11, 2017 @ sfchronicle.com

Move over, poke: The new food trend is raw cookie dough

For years, it was a slightly risky treat eaten in the privacy of Mom's kitchen. Some would just nibble on the eggy batter; others would wolf it down by the spoonful before the batch of cookies headed to the oven. Tummy troubles, be damned! Now,

September 7, 2017 @ bayarea.com

Crazy for cookie dough: Once-risky treat takes off in the Bay Area

For years, it was a slightly risky treat eaten in the privacy of Mom's kitchen. Some would just nibble on the eggy batter; others would wolf it down by the spoonful before the batch of cookies headed to the oven. Tummy troubles, be damned!

September 7, 2017 @ mercurynews.com

Selling Happiness by the Scoop

In 2015, Kelsey got sober after 10 years of going down the wrong path with alcohol. Part of that journey was re-discovering her passions, like baking cookies. And eating cookie dough. It was mostly the cookie dough. After seeing a gap in the San Francisco dessert scene, Kelsey decided to start selling safe-to-eat cookie dough. On her first day vending in Dolores Park, she sold out in just 3 hours.

Now, DOUGHP has a Pier 39 storefront that welcomes 10,000 new customers a month and a kiosk for baseball fans inside AT&T Park. We register ~$30,000 in net income a month, and are planning to expand to 3 total stores by the end of 2018. We've seen this city fall in love with delicious, safe-to-eat cookie dough, and now it's time to spread that love to the rest of the country.



Cookie Dough > Ice Cream

We have a storefront at San Francisco's famous and tourist-heavy Pier 39, which helps us see nearly 10,000 new customers every month. This visibility has been hugely important for our brand recognition, market share, and expansion opportunities. We also sell out of a ballpark kiosk for SF Giants games at AT&T park as well as a weekly pop-up at Off the Grid: Fort Mason Center.




DOUGHP

Eat it Raw or Bake it

DOUGHP is best enjoyed raw – but added bonus: you can bake it! With a vegan substitute for the eggs, you can pop some dough in the oven and enjoy fresh baked cookies! Eat it or heat it.


DOUGHP
LEGIT COOKIE DOUGH.

DOUGHP for Hope

All our cookie dough is mixed up at a non-profit kitchen in Berkeley called The Bread Project, which employs low-income individuals and teaches them skills for self-sufficiency. They've mixed nearly 60,000 pounds of dough for us and continue to expand their training program.



Our Progress So Far

In just over a year in business, we've sold over $730K worth of cookie dough. It's time to capitalize this rapid growth and expand. If we raise our minimum of $50k, we'll be able to fill purchase orders for distribution in grocery stores across California. At $250k, we'll build out an epic flagship Cookie Dough Bar on the Las Vegas Strip inside the Miracle Mile Shops. With a raise of $500k, we can open an additional storefront in Los Angeles and hire more full-time staff employees.

April 2017 — First Scoop of DOUGHP Sold at Dolores Park
When Kelsey got sober, she rediscovered her passion for baking, making cookie dough that sold out in Dolores Park after just 3 hours!

May 2017 — Opened Daily Pop-up at Spark Social

September 14, 2017 — Grand Opening at Our Market St. Kiosk
Bonus: this was also Kelsey's 2-year sobriety anniversary!

November 2017 — Got Keys to New Store on Pier 39

December 2017 — Received Permit to Operate on Pier 39

February 2018 — Grand Opening at Pier 39
We made $18K in just 3 days.

May 2018 — Food Funded Finalist
Selected as speaker in the event and hosted a table in the Investor Showcase.

July 2018 — Received Processed Food Registration
Enabling grocery store sales & expansion into distribution.

September 2018 — Begin Renovations in Las Vegas Cookie Dough Bar

October 2018 — DOUGHP For Hope Road Trip

December 2018 — Grand Opening at Las Vegas Cookie Dough Bar

February 2019 — Finalize Franchise Model
Finalize Franchise Model for spring rollout to first 2-3 franchises.

Let's Bring Happiness By the Scoop

Dear Investors,

Hey! It's me, Kels. I'm the fearless leader over at DOUGHP Cookie Dough! I'm Dallas-born but California-raised and am loving life in the Bay Area running San Francisco's first-ever cookie dough bar! I'm uniting cookie dough lovers in a guilt-free, nostalgic, and crazy fun experience.

While I spent nearly a decade in high-tech product marketing before these cookie-dough-slinging days, my one true love is dessert. It's a toss-up if I like baking more or watching other people enjoy what I make! To put your heart into something, truly enjoy doing it, and see others light up with their first bite – there's nothing more rewarding than that.

A little over a year in business, and we've made over $730k in revenue, with a 27% net income ratio. Sweet, right?! How'd we do it? One amazing product, an unforgettable mission-driven brand, and a ridiculously hard working CEO (that's me!).

This is all pretty DOUGHP, right? But there's more to this story than you may realize. I joined a tech company at 16 and worked through high school and college, winding up with a 10-year career in tech by the age of 26. Outside of my seemingly "perfect" work & school life, I'd developed an unhealthy relationship with alcohol.

I came to terms with my alcoholism in 2015, when I made the incredibly awesome decision to get sober and be the best version of myself every single day. I really came alive again and I rediscovered my passion for baking. As a part-time vegan, I found a great substitute for raw eggs but was unwilling to part ways with butter, and with that, I'd landed on a decadent, edible, & bake-able cookie dough recipe! So I pursued my insatiable sweet tooth, quit my tech career, and started DOUGHP.

Running a successful business brings about the opportunity to make lots of money, but equally cool is the chance to make a great and lasting impact. I'm using DOUGHP's success to raise my voice around issues near and dear to my heart, like addiction & mental health. The nostalgia of cookie dough can take us all back to a simpler time and memories of our childhood days. If we try hard enough, we can bring some of those care-free vibes back into this crazy world.

This fall, we're taking a cookie dough trailer down the West Coast on a DOUGHP for Hope Tour to encourage people to follow their dreams, rise above addiction, and reduce the social stigmas around mental health. In my own experience with addiction, the most important was to know that I wasn't alone. Hearing stories from recovering addicts and what they'd achieved in sobriety really changed the game for me. That's why we're taking this tour.

In addition, we're giving back to the community, as all of our dough is produced at a non-profit called The Bread Project empowering low-income individuals to become more self-sufficient through kitchen training and career building skills. As we expand to new cities, I plan to work with non-profit kitchens giving opportunities to disadvantaged populations.

We need your help breaking into the retail distribution space and opening up one epic 24/7 DOUGHP Cookie Dough Bar (equipped with milk on tap!) on the Las Vegas strip.

We're on track to cross $1.2M in revenue this year with our current operations alone. But with a Las Vegas store and retail distribution, 2019 revenue is expected to pass $3M. We've got extremely low direct costs, with an 86% direct margin on our cookie dough and an overall cost of goods sold as just 13% of sales, it's a business model too sweet to pass up!

With one bite of DOUGHP, you're transported back to your childhood memories and in today's world, that's a pretty special gift. I hope you'll join me on this wildly exciting ride - selling happiness by the scoop and doing some good along the way.

Invest today – I promise it'll be pretty DOUGHP.



Kelsey Witherow

Founder and CEO

$730K+ in Sales in 14 Months

Between wholesale accounts and our storefronts, we're on track to hit $1.2M in revenue this year. When you factor in our new location in Las Vegas, plus nationwide retail distribution, our 2019 revenue is expected to cross $3.5M.


$280K
$210K
$140K
$70K
0
Q2 '17
Q3 '17
Q4 '17
Q1 '18
Q2 '18
Quarterly Sales

Unit Economics

$730K+	86%	12%	27%
Revenue in 14 months of operation	Direct margin	Cost of goods sold	Net income ratio YTD

Founder


I TRIED
DOUGHP
IN SAN FRANCISCO

Kelsey Witherow

Founder

Started DOUGHP during a sabbatical after 10 years at Intel.

AND THE REST OF THE TEAM



Cahner Olson
Marketing Manager & Executive Sidekick



Cole Mayer
Operations Master



Chris Ciszewski
Business Doughvelopment



Cheryl Clements
Advisor
CEO at Pieshell.



Ryan Pintado-Vertner
Advisor
CEO at Smoketown Consulting.



Diana Halenz
Advisor
CEO at Deep Dive Financial.



Kerry Lange
Advisor
Coach and consultant at Alchemy Coaching.



Emerson Duque
Advisor
North American Strategy and Operations at StubHub

Interview

Wefunder interviewed Kelsey Witherow on June 5, 2018.

– COLLAPSE ALL

WF: What is DOUGHP? ^

WITHEROW: DOUGHP is a safe-to-eat cookie dough bar. It's taking the childhood dream of eating cookie dough in the kitchen and making it safe to consume and enjoy with friends, on a date, with your family.

We have a storefront that functions just like an ice cream shop. You walk up and there are six different flavors. We've got eight toppings and four sauces. It's kind of like your dream as a kid – this crazy candy store, but it's all cookie dough. We have made more than 35 flavors since we started, and we also sell it in cups and flavored waffle cones. We have six different flavors and colors of waffle cones in the store as well.

We also have a catering business. We do dough-it-yourself cookie dough bars, like sundae bars, where we bring the bulk sale with cups and spoons. We've done events as small as 50 people and as large as 1,500. We can also do full-service catering and have employees there to scoop and serve.

Finally, we sell wholesale to ice cream shops, restaurants and retailers. There are lots of ways to incorporate our products in their stores. We sell pre-packaged four-ounce containers of the dough to fulfill that retail grocer side, and then we see milkshake or ice cream flavors incorporating our cookie dough.

WF: How did you start DOUGHP? ^

WITHEROW: The journey of this idea began when I got sober. I'd faced this long, lifetime battle with alcohol, and in 2015 I decided to stop drinking. I spent a total of 10 years going down the wrong path with alcohol, but keeping this apparently perfect life during the day at Intel and getting great grades and just driving that career bus. Then I got sober. I really rediscovered all of my passions, including baking – that was one of the things I used to love as a kid, but I'd let it go during the years when my free time was just drinking. I started baking again.

My nickname growing up was "Monster Baby" because I was such a messy eater. When I was living in Oregon, right after I got sober and was getting deeply into baking, I was making stuff all the time and bringing it into work and my coworkers were like, "You should start selling this." In Oregon, you can run an at-home kitchen business. So I got my kitchen license and started Monster Baby Bakery. I did delivery of event cakes and cupcakes for kids. It was awesome. It was just that fire inside you, of building something and seeing people's' faces when you deliver it, and it just never felt like work. I was doing all of that on the side while I was still full-time at Intel. From 6 p.m. until 11 p.m. I was working on the marketing stuff and building the website and making business cards, and I just loved it. I loved building a company. It was so much fun.

Then Intel moved me within the company, down to the Santa Clara office. I was moving to San Francisco. I was doing a little online business, shipping nationwide, but it wasn't great for perishables. I can't compete with pastry chefs from all over the world here. So I kind of let it die. I don't know if I knew that when I was shutting down Monster Baby, but now it seems inevitable that I would end up doing something else – I was just waiting for something unique to strike me. I have that entrepreneurial spirit, which is quick and fast and I love coming up with new ideas, and it just wasn't happening at Intel.

So I decided to build my own thing, make my own deals, and do something different. I called myself the Doughp Dealer. Being sober, I'm always looking for something new to try in the city. Let's get dessert before we go to the bar. It's a trade-off with my friends. And there wasn't much creativity in the dessert space. All the pieces were lining up. In February of 2017, I decided I should do it. After 10 years at Intel, I had 10 weeks of paid vacation, and I decided to use that as the launching ground and see if Doughp could work.

April 20, 2017 was day one. I used those couple of months to get licensing ready, and I went to Dolores Park on April 20th and sold out in three hours. Park Social took me in as a food cart, and that became sort of our permanent spot over those 10 weeks. It just got so busy and catering picked up and the day I was supposed to turn my laptop in or go back to Intel, I had to call and say, "I literally can't come in to turn in my laptop today. I'm too busy. I'll bring you my laptop on Friday." Most people travel the world during sabbatical, and I decided, "I think I'll work my ass off and start a company."

WF: When did you open your storefront? ^

WITHEROW: When we were at Park Social, I starting looking for a more permanent location, and I found this place called The Myriad on Market Street. It was a collection of different kiosks. I got in there in September 2017. That was awesome. We spent about two months there, and in November my realtor helped me find my own brick-and-mortar space. Pier 39 called and said they loved the concept and asked if I would be interested in a booth space on the pier. I had to mute the phone so I wouldn't scream in their ear, and when I calmed down I said, "Yeah, let me talk to my team." I bought it out, turned it around, and now I hope to do that with another one.

We had a soft opening in mid-December, and February 17, 2018 was our grand opening.

WF: What makes DOUGHP distinct from other dessert products? ^

WITHEROW: Our thing is really simple ingredients. There are seven ingredients and you can pronounce every single one. You can bake it as well, so if you read the packaging, you'll see instructions on the side. That helps contribute to our really fun, relatable brand.

WF: What's your favorite flavor? ^

WITHEROW: It's called Lavender Dreamz. It's lavender, oatmeal, and chocolate – just enough lavender, not like swimming-in-a-bathtub lavender. I really, really love herbs and sweet flavors, so that's definitely my favorite.

WF: What are your revenues and profit margins?

WITHEROW: In our third month at Park Social, we were profitable at about $2,000 per month. It quickly grew to $7,000 to $10,000 per month. At the Myriad, we were $1,800 under, but that's the only space that's ever been under. Now, we're doing more than $30,000 in net income every month. The rent is about $6,000, and the pier keeps 10% of our sales, but we're selling about $70,000 per month.

Sales at the pier are very seasonal. Spring is much slower than summer, and as we approached June, pier employees kept coming by saying, "I hope you're ready! I hope you're ready for summer! Prepare yourselves! It's going to be insane!" We had a glimpse of the summer rush on Memorial Day weekend. We had a 50-person line all day, all three days. We made $18,000 in three days. The owner who had the storefront before me did $23,000 per month, and in the same month, we just did $75,000.

We had $38,700 in net income in May, up from $37,000 in April, $28,000 in March and $31,000 in February.

The profit margin is so much bigger now that I have the storefront. I know it's normally the opposite – you have all this overhead – but we're in this big tourist area. Getting a scoop into a cup is about 75 cents for ingredients and four cents for the cup, and it sells for $6.51 after tax. That gives us really great margins at the storefront. We sell the four-ounce containers wholesale for $2.78, and those cost 59 cents each to produce. So we don't get the same markup on wholesale at all.

Catering and wholesale account for 20% to 25% of our sales, and the storefront is about 75% to 80%.

WF: What are your plans for expansion?

WITHEROW: Expanding the number of storefronts is kind of my main focus. It's also our big differentiator. You can always find someplace to buy cookie dough in the store. There are companies doing that, including companies that are a lot bigger than me. But there's no one really competing on the experiential side, where you're going out and getting cookie dough. So that's why I'm focusing on tourist locations, like the Vegas strip and Universal CityWalk in LA, or ballparks or stadiums.

We're going through some health department and approvals for those four-ounce cups, and that will open up a lot more opportunity for us in pre-packaged sales. If that happens, I could see that growing into a bigger part of the business, even though the margins are smaller.

WF: Where do you hope to be at the end of 2018?

WITHEROW: By the end of 2018, I'd like to have three functioning storefronts. That would include maybe one ballpark, plus a space in LA or Vegas. The ballpark would be a little less overhead, and it could be a supplement in a city we're already operating in, versus trying to start three completely new hubs in one year.

WF: Why are you expanding so quickly?

WITHEROW: The immediacy is so real. It's got to happen now. If we don't open in LA soon, someone else will. If we don't open in Vegas soon, someone else will. I have to open our cookie dough bar in Vegas. It's going to be so cool. We're going to have milk on tap, you get a shot glass of milk with every spoonful, and it's open 24/7. I'm so excited.

In Vegas, I see our brand really best with the Cosmopolitan. There's this funky hidden pizza shop there. Something like that would be really cool, where people have to seek it out. There's this thing about having some secrecy that draws so much attention to a place, where you want people to whisper to one another, "Oh, have you heard about this hidden cookie dough spot? I know where it is through here." The Cosmo's really cool for that. In LA, Universal CityWalk seems like the best fit.

WF: Who are your customers?

WITHEROW: Our brand is definitely built to be a millennial, fun, funky, relatable brand. It adheres to whatever the millennial vibe is in the city we're in. But I think it appeals to people of all ages, which is the awesome thing about cookie dough. Teenagers in high school come and stand in front and take photos all day long. There are families on vacation – the discussion between dads and kids are the best. Especially on the pier, we do tons of that. We get international travelers. We're seeing about 3,000 unique customers a month, with 98% new customers on the pier every month, since it's kind of a tourist den.

WF: How do you promote Doughp?

WITHEROW: I used to run a lot of social media stuff for Intel. I was a social media committee manager for four years there. So I know the power of social media, and I know how important it is in food especially. Food is hugely prominent on Instagram. We're at about 3,300 followers now after a year. That's been a really great audience for people who are looking for that food-porn kind of style. Cookie dough on a cone is pretty surprising. We had two media privy nights with Instagram, including one where the food bloggers came out and we give them free dough and make them crazy cups and they took pictures of it and posted it for us. That's been a big campaign of mine.

We tag on the national days a lot, like National Cookie Dough Day on June 21st, and stuff like that. I take inspiration from the cupcake craze. It came up and it boomed and a lot of places closed, but now we have Carrot Cupcakes and Friendly Cupcakes, and they are still around and still thriving, and Sprinkles is still growing. I hope to be the Sprinkles of the cookie dough craze. I think a lot of these are going to open, but if we have the most memorable brand and the best product and a really fun experience, we'll make it through and beat out the other ones. So I just need to establish a presence in big areas so our name is the one that people think of when they think of cookie dough.

WF: What defines Doughp's brand?

WITHEROW: I'm focused on developing the most relatable, connectable brand. We respond to every single person who posts a picture of us on their Instagram. We're always engaging. We're really quick to answer fans' questions, we do giveaways – we're really focused on making personal connections, not just being some company out there.

The other thing that matters a lot to me is the philanthropy we try to incorporate. All of our doughs are produced at a nonprofit in Berkeley called The Bread Project. They employ low-income individuals and they teach them skills for self-efficiency. They do a training program for a month and they help them get careers going, often in food service. It's a really awesome program. When I started needing 400 pounds of cookie dough per week, it was really cool to find The Bread Project as something that could help us scale our operation but not require me to sell out to some terrible manufacturing company. It's a really community-oriented thing, not just some big closed-off warehouse. It's really nice to be giving back to them. We're one of their largest customers now, so we've helped them grow their training program and hire on new staff. We've made over 25,000 lbs of dough together. Early on, I was mixing 400 pounds every week myself. I was making everything, hauling this crazy catering equipment every day up and down my stairs, into an Uber, to the park, to set up for the day. Now the Bread Project makes it all.

The new flavor we're about to release is called Doughp for Hope. Doughp for Hope will be a funfetti cookie dough flavor, and 100% of the proceeds every month will go to a different nonprofit which the customers get to choose. So when they buy a scoop of Doughp for Hope, they get a ticket, and on their way out the door they can vote for one of four nonprofits. There are so many organizations doing really cool stuff who just need more funding, and we've been able to build this crazy cookie dough empire. I didn't quit Intel to make a bunch of money. I just wanted to be happy and make other people happy with my dessert, so I'm doing that and if I can give back to the community while I'm doing it, I'd love that.

WF: Who are your competitors? ^

WITHEROW: There's only one cookie dough shop that opened before us. It's called Cookie DO, and it's in New York City. She had a storefront opened in January, and we opened in April. She's had a crazy line for so long, and she had a "Dessert Insider" video that took off and got millions and millions of views. The other big thing for her is the number of people that can reach her within an hour. We're just not nearly as dense as New York City. So she has a lot of advantages. But luckily, everyone that has come to try Doughp and said that they tried DO in New York City said that ours is way better. It has more of that buttery quality, which is what I aim for. I hate stuff that's too sweet – I love sugar, but I don't want my teeth to sting from it. I haven't tried it myself, but I feel confident that our product is doing a lot better.

Right now, we're still the biggest name on the West Coast. Cookie Dough Parlor opened up in Pinole around last November, just across from the East Bay. Their product is super grainy. There's a lot of cane sugar in it. It's a little bit too sweet for my liking as well. And their brand is very family-oriented, plastic-based. It's not the interesting, quirky brand that we are.

WF: Why are you raising money on Wefunder? ^

WITHEROW: I just used Pieshell for this campaign called Kindness is Doughp, and it was a pretty small amount of money. We're taking a food trailer down the West Coast to addiction centers and rehab centers to share my story and hand out some cookie dough. That was funded on Pieshell. But when I did the calculations on opening these storefronts, I was seeking $500,000 total, about $150,000 for each storefront location. I need to cover buyout and renovation and money for additional full-time staff – GMs, marketing managers, we need to fill up a whole crew. I needed something more like Wefunder. It's a really cool platform to say not only, donate to my Kickstarter, but here's a real piece of my company, and you'll get your money back and then some.

WF: Who's on your team? ^

WITHEROW: We have 10 hourly employees on the pier. My goal there was to make sure the Doughp vibe was consistent. It's heartbreaking, when you start a company, that you can't be the one to greet every customer. So the best thing you can do is try to get people that can do what you would do. I managed the shop by myself until about three months ago.

Connor is a graduate from University of Nebraska-Macon. She's my catering queen and executive sidekick, so she does all of our catering coordination, pricing and quoting, employee scheduling, applying to fairs and festivals, and lots of other administrative work.

Cole Nader was actually my Uber driver two years ago. We both started companies right around the same time, and we met and said we should hang out. He'd graduated from the University of Colorado-Boulder a couple years before that and had moved out here to try and start a company with his friends. It's now strong enough to hold itself up, but not enough to require five founders full-time, so Cole has been helping me out part-time at Doughp and it made natural sense to bring him onto the team. His title is business development. He handles catering, wholesale, and more of Doughp to come. It's mostly about telling more people we're there. When some tech company hears that we do catering, they're like, "Oh my God! We have to get you to cater our next event or once-a-month birthday celebration." Having Cole to focus on that is awesome.

My squad leader and general manager is Devon Perry. He moved to San Francisco for another store on Pier 39. He was sent here by corporate to get operations in line and manage the employees, but he came to me saying he wasn't being challenged enough in that job and asked if I'd be interested in hiring him on. I was like, "Hell yeah, I need a GM, this is great." He's got exactly the skills that I need. He's on board to do all the employee training and onboarding and interviewing and store stuff – all the things that take so much time, like keeping the milk and the whipped cream and all the online ordering for cups and things up to date.

WF: How do you retain workers?

WITHEROW: San Francisco's not an easy market to get cheap labor in. When minimum wage was still $14 per hour, we paid $15, and then we started giving raises every three months. I think the biggest thing you can do when there's an economy like this, where they can get a job anywhere because people are hiring all over, is show millennial employees that they can be part of something bigger. You want to be a part of something that's more than just a job. One of them came up to me the other week to say, "We all stuck through this because we love you. We love your vision and the dream that you're building and we want to help your dream come true, so we're staying. We stayed for that." That was so special. If you keep them on board with your big goals and your big dreams, why you're doing it and the philanthropic work, that really makes people care about staying with you. They're super team players because they love what we're doing.

WF: What has been your greatest challenge so far?

WITHEROW: I think the biggest, and maybe the most exciting, challenge is people management – moving from doing everything yourself, knowing that to scale you need more than you. I'm reading this book called *15 Commitments of Conscious Leadership*. It's a really eye-opening way of looking at people management and how important it is to keep an empowered, knowledgeable, comfortable and playful group on your team. We sell cookie dough every day. If someone's really stressed out, I just look at them like, "Dude. We sell cookie dough for a living. This is great! It should only be fun. We're doing something ridiculous and we should be having a good time doing it." That's been the biggest leap for me after 10 years of being an individual contributor at Intel. It's easy to think, "I can do it better and faster. Why wouldn't I do it myself?" And you have to take a step back realize that it is worth sitting with an employee for two hours, walking them through how to do it, in hopes that they can do it better than you one day. I'm a true perfectionist, so I have to loosen up a little bit and realize that no one's going to die if we turn slightly to the left. We've come a long way. I think a lot of the structure and foundation is there, and now I need to focus on applying it and growing it in new ways.

WF: What concerns do you have?

WITHEROW: I don't see any barriers to our growth. I see new paths galore. If there's an obstacle, then there's a way to go around it. I'm going to make this into a huge brand. The only thing I'd worry about would be the government saying, you can't sell cookie dough in the United States anymore. That one would be tough to overcome. But that seems unlikely.

Ask a Question

Type your question here...

ASK QUESTION

RISKS

1 We hope to continue using a non-profit co-packer in each new city to produce our dough. There are risks with ramping up a new co-packer and training them fully on our recipes. For this reason, there is inherent product quality risk in expanding operations to new cities/states

2 Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no

READ MORE RISKS

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

DOUGHP is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min

INVEST

Can I change my mind and get a refund?
How is Wefunder compensated?
Have another question?

Join **175,957** investors who funded **206** startups with over **$65 million**

See more detailed stats

Sign up with Facebook

or

Privacy: We won't share your data, or post to your wall, without your permission.

Full name

Email

Password

SIGN UP

Mashable npr Forbes Bloomberg Businessweek CNNMoney PBS TIME Los Angeles Times The Boston Globe Inc. TechCrunch THE WALL STREET JOURNAL. FINANCIAL TIMES